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                                                                    Exhibit 10.1

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE


          This SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Settlement Agreement") is dated as of March 20, 2001 by and among Sight Resource Corporation, a Delaware corporation ("SRC"), Shawnee Optical, Inc., a Delaware corporation (f/k/a "Shawnee Acquisition Corp." or the "Buyer") and each of Robert U. Leonardi ("Leonardi"), Judith R. Servis ("Servis") and Christopher J. Wolf, OD ("Wolf" and collectively with Leonardi and Servis, the "Sellers").

          WHEREAS, in connection with that certain Stock Purchase and Sale Agreement by and among Shawnee Acquisition Corp., Shawnee Optical, Inc., an Ohio corporation (the "Target") and the Sellers, dated as of January 1, 1999 (the "Purchase Agreement"), the Sellers sold all of their stock of the Target to the Buyer in exchange for certain consideration, including but not limited to, shares of Sight Resource Corporation common stock, par value $.01 per share ("SRC Common Stock");

          WHEREAS, pursuant to Section 1.02 of the Purchase Agreement, the Buyer agreed to issue additional consideration to the Sellers if the Market Price (as defined in the Purchase Agreement) of SRC's Common Stock did not equal or exceed $5.00 per share at any time between January 22, 2000 and January 22, 2001 (the "Make Whole Payment");

          WHEREAS, the parties desire to fully and finally settle the Make Whole Payment as identified in the Purchase Agreement by the payment to the Sellers of 238,000 shares of restricted SRC Common Stock at a value of $0.75 per share (the "Shares") in exchange for a release of all claims in connection with the Buyer's obligation to pay a Make Whole Payment to the Sellers.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.  Mutual Release.  (a)  Upon (i) the payment to the Sellers by or on
              --------------
behalf of the Buyer of the Shares in settlement of the Buyer's obligation to satisfy the Make Whole Payment and (ii) the due execution and delivery of this Settlement Agreement, the Buyer and SRC, on the one hand, and the Sellers, on the other hand, hereby releases and forever discharges the other, and the other's officers, directors, employees, subsidiaries, agents, representatives, affiliates, successors and assigns, absolutely and forever, of and from any and all demands, actions, claims, acts, damages, fines, penalties, benefits, accounts, liabilities, obligations, debts, liens, costs, covenants, contracts, agreements, rights of action, claims for relief and causes of action, of every kind and nature, both at law and in equity which each party had, now has or in the future might have against the other, arising out of or resulting from or related to the Make Whole Payment as set forth in the Purchase Agreement (collectively, the "Claims").

          (b) Notwithstanding the foregoing, there is expressly reserved from the effect of the mutual release contained in this Paragraph 1 any and all Claims that any party may now have or
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might in the future have against another party and its successors and assigns in connection with the other party's breach of any of the terms or failure to perform any of its obligations set forth in this Settlement Agreement.

          (c) The Shares to be delivered by the Buyer and SRC pursuant to subparagraph (a) above shall be delivered to each of the Sellers in the following amounts:

          Sellers                       Shares of SRC Common Stock
          -------                       --------------------------

          Robert U. Leonardi                     10,346
          Judith R. Servis                       10,350
          Christopher J. Wolf, OD               217,304

          Total:                                238,000

     2.   Settlement of Claims and the Make Whole Payment.  The parties
          -----------------------------------------------
acknowledge that this Settlement Agreement effects the settlement of Claims and the full payment of the Make Whole Payment by the Buyer and SRC to the Sellers pursuant to the Purchase Agreement, and each party agrees not to take or support any position or view (financial, tax, accounting or otherwise) contrary to the foregoing.

     3.   Specific Performance.  The parties hereto acknowledge that any breach
          --------------------
of this Settlement Agreement would cause severe and immediate harm to the non-breaching party or parties. Accordingly, the parties hereto agree that, in the case of such breach or threatened breach of this Settlement Agreement, the non-breaching party or parties shall, in addition to and not in lieu of any other rights and remedies available under law or in equity, have the right and remedy to have the relevant provisions of this Settlement Agreement specifically enforced by injunctive relief in any court of competent jurisdiction.

     4.   Attorneys' Fees.  In the event of any dispute arising out of the
          ---------------
performance by any party or any of its obligations under the terms of this Settlement Agreement, a party which, in a court of competent jurisdiction, obtains a judgment or award which is not subject to further appeal, shall be entitled to recover its reasonable attorneys' fees and costs incurred therein.

     5.   Acknowledgement.  Each party to this Settlement Agreement separately
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acknowledges that he, she or it has read this Settlement Agreement and the agreements and instruments contemplated hereby, has been advised by counsel with respect to them, and fully understands their provisions, and that no representation or promise not expressly contained in this Settlement Agreement or the instruments contemplated hereby has been made to him, her or it. Each party hereto further acknowledges that he, she or it is not entering into this Settlement Agreement on the basis of any promise or representation, express or implied, that is not contained herein.

     6.   Successors and Assigns.  Each party hereto agrees that this Settlement
          ----------------------
Agreement is binding upon and inures to the benefit of such party's respective heirs, successors and assigns.

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     7.   Entire Agreement; Governing Law; Misc..  This Settlement Agreement
          --------------------------------------
constitutes the entire agreement between the parties relating to the subject matter hereof and thereof, and together supersede all previous understandings, negotiations, agreements, and other communications, whether oral or written, relating thereto. In the event that any one or more of the provisions contained in this Settlement Agreement shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and unenforceability of the remaining provisions of this Settlement Agreement and any other applications thereof, shall not in any way be affected or impaired. This Settlement Agreement may not be modified in any way except in a writing signed by all parties. This Settlement Agreement shall be governed by and construed in accordance with the law of the State of Delaware and for all purposes shall be construed in accordance with the law of such State without giving effect to the principles of conflict of laws thereof. This Settlement Agreement may be signed in counterpart and each executed copy shall be a counterpart and each executed copy shall be a counterpart original, of full force and effect, and enforceable against the party executing the counterpart, but all counterparts, together, shall constitute one and the same instrument.

     8.   Due Authorization.  The parties represent that the persons signing
          -----------------
below are duly authorized representatives with full authority to bind the parties. Each individual person who executes this Settlement Agreement in a representative capacity for or on behalf of another person or entity personally warrants and represents to each other party hereto that he or she has full and lawful authority to execute this Settlement Agreement for or on behalf of such other person or entity.

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     9.   This Settlement Agreement shall, upon satisfaction of the conditions specified in Paragraph 1 hereof, take effect as a document under seal as of the date first written above.



                              SHAWNEE OPTICAL, INC.


                              By:     /s/ William T. Sulivan

                              Title:  President


                              SIGHT RESOURCE CORPORATION


                              By:     /s/ William T. Sullivan

                              Title:  President



                              SELLERS:


                              /s/ Robert U. Leonardi
                              ----------------------------------------
                              ROBERT U. LEONARDI


                              /s/ Judith R. Servis
                              ----------------------------------------
                              JUDITH R. SERVIS


                              /s/ Christopher J. Wolf, OD
                              ----------------------------------------
                              CHRISTOPHER J. WOLF, OD

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